Exhibit 99.2

Amendment No. 1
to
OriginOil, Inc.
2009 Incentive Stock Plan

By virtue and in exercise of the powers under Section 9 of the 2009 Incentive Stock Plan (the “Plan”) of OriginOil, Inc. (the “Company”), a Nevada corporation, the Board of Directors of the Company hereby adopts this Amendment No. 1 to OriginOil, Inc. 2009 Incentive Stock Plan:

1.           Section 7 of the Plan is stricken in its entirety and is amended to read as follows:

“Change in Control. Unless otherwise provided in the applicable Grant Agreement, in the event of a Change in Control, any and all Options will become fully vested and immediately exercisable with such acceleration to occur without the requirement of any further act by either the Company or the Participant, subject to Section 10 hereof.”

2.           Except as aforesaid, the Plan shall remain in full force and effect.